SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



                      Date of Report:  April 19, 2000



                        EASTERN UTILITIES ASSOCIATES
          (Exact name of registrant as specified in this charter)


           Massachusetts                 1-5366          04-1271872
    (State or other jurisdiction of    (Commission    (I.R.S.  Employer
   incorporation or organization)     File Number)   Identification No.)


     750 W. Center Street, West Bridgewater, Massachusetts    02379
     (Address of principal executive offices)               (Zip Code)


Item 1.   Change in Control of Registrant.

        On April 19, 2000 the merger between Eastern Utilities Associates ("EUA") and National Grid USA (formerly New England Electric System) was completed with EUA becoming a wholly owned subsidiary of National Grid USA.
The final sale price for the Merger is approximately $642 million dollars.
Each common share of EUA issued and outstanding immediately prior to the Merger was converted into the right to receive a cash payment of $31.459 per share. A special dividend of $0.2835 per share will be paid to EUA shareholders upon the closing of the Merger.

Item    7.      Financial Statements, Pro Forma Financial Statement and
Exhibits.

        (c)     Exhibits.

2-a     Agreement and Plan of Merger, dated as of February 1, 1999, by and among Eastern Utilities Associates, New England Electric System and Research Drive LLC. (Incorporated by reference to Exhibit 10-19.03, EUA Form 10-K for 1998, File No. 1-5366.)

99      Press Release issued by National Grid USA on April 19, 2000.



                                                SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EASTERN UTILITIES ASSOCIATES




Date:   April 19, 2000         By: /s/Clifford J. Hebert, Jr.
                                   Clifford J. Hebert, Jr.
                                   Treasurer



Exhibit Index

Exhibit No.     Exhibit Description

2-a*    Agreement and Plan of Merger, dated as of February 1, 1999, by and among Eastern Utilities Associates, New England Electric System and Research Drive LLC.

99**    Press Release issued by National Grid USA on April 19, 2000.

*       Incorporated by reference.
**      Filed herewith.